UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2010

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review:

The Chief Financial Officer of mPhase Technologies, Inc. (the "Company") has determined on April 16, 2010 that its Financial Statements on Form 10K dated June 30, 2008 and Form 10Q dated September 30, 2008 should no longer be relied upon because of errors in the failure to record, pursuant to ETIF-0019, a contingent liability on its balance sheet for fiscal year June 30, 2008 and the reversal of the same for the quarter ended September 30, 2008. The Company is, concurrently filing amendments to its previously filed Form 10Q for the period ended September 30, 2009 (reflecting the correction of the errors contained in its original 10Q filing for the period ended September 30, 2009) as well as an amendment to its Form 10K for the fiscal year ended June 30, 2009 (reflecting correction of the errors contained in its original Form 10K filing for the period ended June 30, 2008). The Company believes the amended filings correct such errors in compliance with the requirements of ETIF-0019. The Company has discussed with its independent outside auditors the matters disclosed in this filing pursuant to Item 4.02 of Form 8K.

In addition, the Company is also concurrently filing certain additional improvements to its disclosures in its amended Form 10K for the fiscal year ended June 30, 2009 as well as amendments to its Form 10Q for each of the quarters ended September 30, 2009 and December 31, 2009 respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: April 16, 2010